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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        -------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       barnesnandnoble.com inc.
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         (Exact name of registrant as specified in its charter)

          Delaware                                             13-4048787
---------------------------------------                     -------------------
(State of incorporation or organization)                    (I.R.S. Employer
                                                            Identification No.)

76th Ninth Avenue, 11th Floor
New York, New York                                                10011
-----------------------------                               -------------------
(Address of principal executive offices)                        (Zip Code)

If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and                   12(g) of the Exchange Act and
is effective pursuant to                        is effective pursuant to
General Instruction A.(c),                      General Instruction A.(d),
please check the following                      please check the following
box. / /                                        box.  /X/

                                    333-64211
                        -------------------------------
                   (Securities Act registration statement file
                       number to which this form relates)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
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                                      NONE

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
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  Title of each class                            Name of each exchange on which
  to be registered                               each class is to be registered
  -------------------                            ------------------------------
 Class A Common Stock                                NASDAQ National Market
---------------------                                ----------------------




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ITEM 1.           Description of Registrant's Securities to be
                  Registered. The information contained under the caption "Description of Capital Stock and Membership Units" on the Registrant's Pre-Effective Amendment No. 2 Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 6, 1999 (Registration No. 333-64211) is incorporated herein by reference.

ITEM 2.           Exhibits

                  3.1   -           Form of Amended and Restated
                                    Certificate of Incorporation of
                                    Registrant.  Incorporated by
                                    reference to Exhibit of the same
                                    number of the Registrant's Pre-
                                    Effective Amendment No.  2
                                    Registration Statement on Form S-1,
                                    filed with the Securities and
                                    Exchange Commission on May 6, 1999
                                    (Registration No. 333-64211).

                  3.2   -           Form of Amended and Restated By-
                                    laws of Registrant.  Incorporated
                                    by reference to Exhibit of the same
                                    number of the Registrant's Pre-
                                    Effective Amendment No. 2
                                    Registration Statement on Form S-1,
                                    filed with the Securities and
                                    Exchange Commission on May 6, 1999
                                    (Registration No. 333-64211).

                  4.1   -           Form of Registrant's Class A Common
                                    Stock Certificate.

                  10.6  -           Form of Second Amended and Restated Limited
                                    Liability Company Agreement of
                                    barnesandnoble.com llc.  Incorporated
                                    by reference to Exhibit of the same
                                    number of the Registrant's
                                    Pre-Effective Amendment No. 2
                                    Registration Statement on Form S-1,
                                    filed with the Securities and Exchange
                                    Commission on May 6, 1999 (Registration
                                    No. 333-64211).


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                  10.7  -           Form of Stockholders Agreement between
                                    Registrant and Bertelsmann AG. Incorporated by reference to Exhibit of the same number of the Registrant's
                                    Pre-Effective Amendment No. 2
                                    Registration Statement on Form S-1,
                                    filed with the Securities and Exchange
                                    Commission on May 6, 1999 (Registration
                                    No. 333-64211).

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 11, 1999

                                              barnesandnoble.com inc.

                                              By: /s/ Jonathan Bulkeley
                                                  -----------------------
                                                  Jonathan Bulkeley
                                                  Chief Executive Officer


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